EXHIBIT 99.1

Hemisphere Media Group Announces Expiration of Warrants

MIAMI, FL – April 5, 2018 - Hemisphere Media Group, Inc. (NASDAQ:HMTV) ("Hemisphere" or the "Company"), the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading television and digital content platforms, today announced that all outstanding warrants to acquire shares of its common stock have expired in accordance with their terms on April 4, 2018 and are no longer outstanding. Additionally, all outstanding Class A and Class B shares that were subject to forfeiture have been forfeited as a result of not meeting the trading price conditions as of April 4, 2018.

Forward Looking Statements

This press release may contain certain statements about Hemisphere that are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to Hemisphere's future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "expect," "positioned," "strategy," "future," or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading "Risk Factors" and "Forward-Looking Statements" in Hemisphere's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as they may be updated in any future reports filed with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere's actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.
Hemisphere Media Group, Inc. (NASDAQ:HMTV) is the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico, and has ownership interests in REMEZCLA, an influential digital media company, Canal 1, a new broadcast television network in Colombia and PANTAYA, a Spanish-language OTT service in the U.S.

Contact:

Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com